                                   POWER OF ATTORNEY

            KNOW   ALL  MEN  BY   THESE   PRESENTS,   that  the
undersigned,   constitutes  and  appoints  Tane  T.  Tyler  and
Mitchell   J.   Lindauer   each   as   my   true   and   lawful
attorney-in-fact  and agent,  with full  power of  substitution and  resubstitution,  for me and in my capacity as a Trustee of
Oppenheimer  Main Street Small Cap Fund (the  "Fund"),  to sign on my behalf  any and all  Registration  Statements  (including
any  post-effective   amendments  to  Registration  Statements)
under the Securities  Act of 1933,  the Investment  Company Act
of 1940 and any amendments and supplements  thereto,  and proxy statements  or other  documents in connection  thereunder,  and to  file  the  same,  with  all  exhibits  thereto,  and  other documents in  connection  therewith,  with the U.S.  Securities and Exchange Commission,  granting unto said  attorneys-in-fact and agents,  and each of them,  full power and  authority to do and  perform  each  and  every  act  and  thing  requisite  and necessary  to be done in and  about the  premises,  as fully as to  all  intents  and  purposes  as I  might  or  could  do  in
person,   hereby   ratifying  and   confirming  all  that  said
attorneys-in-fact  and agents,  and each of them,  may lawfully do or cause to be done by virtue hereof.
..

Dated this 28th  day of June, 2004

------------------------
Robert J. Malone

Witness:_______________________________
        Kathleen Ives
        Assistant Secretary